UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022 (February 24, 2022)

______________

______________

Hub Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive
Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

______________

 Registrant's telephone number, including area code: (630) 271-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

 On February 24, 2022, Hub Group, Inc. (the “Company”) entered into a $350 million credit agreement (the “Credit Agreement”) with Bank of Montreal, as administrative agent, and with certain material subsidiaries of the Company from time to time party thereto as guarantors, and various financial institutions, as lenders. The Credit Agreement replaces the Credit Agreement dated as of July 1, 2017 (the “2017 Credit Agreement”) among the Company, as a borrower, Hub City Terminals, Inc., as a borrower, certain material subsidiaries of the Company party thereto as guarantors, Bank of Montreal, as administrative agent, and various financial institutions, as lenders. The Company intends to use the credit facility to finance permitted acquisitions (as defined in the Credit Agreement), for working capital and capital expenditures, for expenses incurred in connection with the Credit Agreement, and for general corporate purposes.

 The Credit Agreement provides for a revolving credit facility that matures on February 24, 2027. The initial maximum availability under the Credit Agreement is $350 million, which includes a sublimit of $75 million for letters of credit and a sublimit of $15 million for swingline loans. The Company may from time to time increase the maximum availability under the Credit Agreement by up to $300 million if certain conditions are satisfied, including (i) the absence of any event of default or default under the Credit Agreement, and (ii) the Company obtaining commitments from the lenders participating in each such increase.

Borrowings under the Credit Agreement generally bear interest at a variable rate equal to (i) the forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) plus a spread adjustment of 10 basis points for interest periods of one month or 15 basis points for interest periods of three months (“Adjusted Term SOFR”) plus a specified margin based upon the Company’s total net leverage ratio (as defined in the Credit Agreement) (the “Total Net Leverage Ratio”), or (ii) the base rate (which is the highest of (a) the administrative agent’s prime rate, (b) the federal funds rate plus 0.50% or (c) the sum of Adjusted Term SOFR for a one-month interest period plus 1%) plus a specified margin based upon the Total Net Leverage Ratio. The specified margin for Term SOFR loans varies from 100.0 to 175.0 basis points per annum. The specified margin for base rate loans varies from 0.0 to 75.0 basis points per annum. The Company must also pay (1) a commitment fee ranging from 10.0 to 25.0 basis points per annum (based upon the Total Net Leverage Ratio) on the aggregate unused commitments and (2) a letter of credit fee ranging from 100.0 to 175.0 basis points per annum (based upon the Total Net Leverage Ratio) on the undrawn amount of letters of credit. While any payment default exists, the Company must pay interest at a default rate equal to the applicable interest rate described above plus 2.0% per annum.

 The Credit Agreement contains various restrictions and covenants applicable to the Company and its subsidiaries, including negative covenants that limit or restrict dividends, indebtedness of subsidiaries, mergers and fundamental changes, asset sales, acquisitions, liens and encumbrances, transactions with affiliates, changes in fiscal year and other matters customarily restricted in such agreements. The Company must maintain a Total Net Leverage Ratio of (a) total funded debt as of such date, minus up to $100,000,000 in unrestricted cash and cash equivalents (each as defined in the Credit Agreement) to (b) consolidated EBITDA (as defined in the Credit Agreement) of not more than 3.00 to 1.00; provided that as of the close of each of the four fiscal quarters occurring after the consummation of a permitted acquisition (as defined in the Credit Agreement) with an aggregate consideration of $150,000,000 or more, such ratio shall not be more than 3.50 to 1.00. The Company must maintain an interest coverage ratio of consolidated EBITDA to consolidated cash interest expense of not less than 3.00 to 1.00. The Credit Agreement contains customary events of default. If an event of default shall occur and be continuing under the Credit Agreement, the commitments under the Credit Agreement may be terminated and the principal amount outstanding under the Credit Agreement, together with all accrued and unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable. In addition, the Credit Agreement provides that if the Company becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the commitments under the Credit Agreement will automatically be terminated and any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

  Except for customary provisions relating to the cash collateralization of letters of credit in limited circumstances, all borrowings under the Credit Agreement are unsecured. Certain material subsidiaries of the Company unconditionally guarantee the Borrower’s obligations from time to time arising under the Credit Agreement.

 The foregoing description to the Credit Agreement set forth above is qualified by reference to the complete text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 24, 2022, concurrently with entering into the Credit Agreement, the Company terminated the 2017 Credit Agreement among the Company, as a borrower, Hub City Terminals, Inc., as a borrower, certain material subsidiaries of the Company party thereto as guarantors, Bank of Montreal, as administrative agent, and various financial institutions, as lenders. As of the date of termination, the Company repaid all outstanding borrowings under the 2017 Credit Agreement. In addition, the Company did not incur any early termination penalties in connection with the termination of the 2017 Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a registrant.

   The information described above under “Item 1.01 Entry into a Material Definitive Agreement” related to the Company’s entry into the Credit Agreement is incorporated herein by reference.

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 24, 2022, among Hub Group, Inc., a Delaware corporation, the Material Subsidiaries from time to time party to the Agreement, as Guarantors, Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent, Sustainability Structuring Agent, Swingline Lender and a Letter of Credit Issuer as provided therein, BMO Harris Bank N.A. and Bank of Montreal, each as a Letter of Credit Issuer with respect to Existing Letters of Credit, and the several financial institutions from time to time party to the Agreement, as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Date: March 1, 2022	By /s/ Geoffrey F. DeMartino
Geoffrey F. DeMartino
Executive Vice President, Chief Financial Officer and Treasurer